Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-120092, 333-117082, 333-115667, and 333-111540) and on Form S-8 (File Nos. 333-118178, 333-114642, 333-111393, 333-109006, 333-83804 and 333-58518) of American Access Technologies, Inc. of our report dated February 3, 2006, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of American Access Technologies, Inc. for the year ended December 31, 2005.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

March 31, 2006